UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3972986 (I.R.S. Employer Identification Number)

9900 West 109th Street
Suite 600
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2010 Compass Minerals International, Inc. (the “Company”) entered into Three-Year Performance Stock Unit Award Agreements (the "Performance Award Agreements") under the Company’s 2005 Incentive Award Plan (the “Plan”) to certain officers of the Company, including the Company's named executive officers.  The following description of the Performance Award Agreement is qualified by reference to the form of the Performance Award Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.
Pursuant to the Performance Award Agreement, grantees received Performance Stock Units with each unit representing the right to receive one share of the Company’s common stock subject to the terms and conditions set out in the Performance Award Agreement. These Performance Stock Units are divided into three approximately equal tranches (rounded to the near whole unit), subject to the terms and conditions of the Performance Award Agreement which include (i) satisfaction of annual performance criteria related to each of the three tranches, (ii) a three-year vesting period beginning on the grant date and ending on the third anniversary of such grant date (the "Three Year Vesting Period"), (iii) forfeiture of non-vested Performance Stock Units unless the applicable performance criteria are satisfied,  (iv) forfeiture of non-vested Performance Stock Units upon termination of employment with the Company or its subsidiaries prior to vesting subject to certain exceptions, and (v) immediate vesting following a change of control (as defined in the Plan) subject to certain conditions.  The performance criteria for each tranche of Performance Stock Units is based on the Company's total shareholder return percentile compared to the companies comprising the Russell 2000 Index during the annual performance period for each tranche.  Once vested, payout of Performance Stock Units can range from 0% to 150% of the targeted number of Performance Stock Units.  The grantee will have no voting or dividend rights with respect to the Performance Stock Units.
The following named executive officers have been granted the following Performance Stock Units (based on the 100% payout target): Angelo Brisimitzakis – 1,911; Rodney Underdown - 509; Keith Clark - 509; Ronald Bryan - 509; Gerald Bucan - 509; and David Goadby - 509.
The preceding description is qualified in its entirety by reference to the form of Three-Year Performance Stock Unit Award Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired: Not applicable.

(b)  Pro Forma Financial Information: Not applicable.

(c)  Shell Company Transactions: Not applicable.

(d)  Exhibits:

Exhibit No.	Document
10.1	Form of Three-Year Performance Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COMPASS MINERALS INTERNATIONAL, INC.

Date:	March 16, 2010	/s/ Rodney L. Underdown
Rodney L. Underdown
Vice President and Chief Financial Officer